Exhibit 10.2


                                CONSENT AGREEMENT


         CONSENT AGREEMENT, dated as of June 19, 1998 by and among ADVANCED COMMUNICATION SYSTEMS, INC., INTEGRATED SYSTEMS CONTROL, INC., RF MICROSYSTEMS, INC. and ADVANCED MANAGEMENT, INC. (together with any other Person that has become a borrower to the Credit Agreement as provided therein, collectively, the "Borrowers" and individually each a "Borrower"), the banks and other financial institutions parties to this Agreement (the "Lenders"), and NationsBank, N.A. as agent (in such capacity, the "Agent") for the Lenders (this "Agreement").


WITNESSETH:


         WHEREAS, the Borrowers, the Lenders and the Agent are parties to the Credit Agreement dated as of February 17, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");


         WHEREAS, the Borrowers may borrow under the Agreement for the purpose of acquiring Acquired Businesses, as defined in the Credit Agreement, upon the terms, and subject to the conditions set forth in the Credit Agreement and this Agreement;


         WHEREAS, Advanced Communication Systems, Inc. ("ACS Inc.")
has requested that Loans be made under the Credit Agreement, the proceeds of which are to be used for the acquisition of SEMCOR Stock (as hereinafter defined);

         WHEREAS, the Agent and the Lenders are willing to provide financing to ACS Inc. for the acquisition of such SEMCOR Stock only upon the terms and subject to the conditions set forth herein;


         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:


         SECTION 1.    DEFINITIONS




         1.0. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used as defined and the following terms shall have the following meanings:


         "Acquired Government Contracts": the Government Contracts, as defined in the SEMCOR Stock Purchase
Agreement.


         "Acquisition Date": the date on which the SEMCOR Stock is acquired by ACS Inc. pursuant to the terms of the SEMCOR Stock Purchase Agreement.

         "Agent":  as defined in the preamble to this Agreement.


         "Borrowers":  as defined in the preamble to this Agreement.


         "Credit Agreement":  as defined in the preamble to this Agreement.


         "Lenders":  as defined in the preamble to this Agreement.


         "SEMCOR": SEMCOR, Inc., a New Jersey corporation.


         "SEMCOR Stock": the two hundred (200) Company Shares (as defined in the SEMCOR Stock Purchase Agreement) which number of shares shall represent one hundred percent (100%) of the issued and outstanding common stock.


         "SEMCOR Stock Purchase Agreement": the Stock Purchase Agreement effective as of June 19, 1998, among ACS Inc. as buyer, and Vincent G. Vidas and John S. Degnan, as sellers (together, the "Seller").

         1.1.     Other Definitional Provisions:


         (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and subsection references are to this Agreement unless otherwise specified.


         (b) Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.


         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


         SECTION 2.   APPROVAL OF ACQUISITION




         1.2. Approval. Subject to the terms and conditions hereof, the Lenders and the Agent hereby approve the acquisition by ACS Inc. of the SEMCOR Stock pursuant to the terms and subject to the conditions set forth in the SEMCOR Stock Purchase Agreement.

         1.3. Loan Document. This Agreement shall constitute a Loan Document under the Credit Agreement and the other Loan Documents.

         SECTION 3.   REPRESENTATIONS AND WARRANTIES



                  To induce the Lenders to enter into this Agreement and to make the Loans in connection with the acquisition of the SEMCOR Stock by ACS Inc., the Borrowers hereby jointly and severally represent and warrant to the Agent and each Lender that:


         1.4. Certificate of Pro Forma Covenant Compliance. A certificate of the chief financial officer of the Borrowers, dated as of March 31, 1998 a copy of which has heretofore been furnished to the Agent, is complete and correct and sets forth in reasonable detail the calculation on a pro forma basis of the financial covenants of subsection 8.1 of the Credit Agreement as amended by
Section 5 of this Agreement and demonstrates that after giving effect to the transactions contemplated by the SEMCOR Stock Purchase Agreement that the Borrowers shall be in compliance with such covenants.


         1.5. Pro Forma Borrowing Base Certificate. The pro forma Borrowing Base Certificate, dated as of April 30, 1998, a copy of which has heretofore been furnished to the Agent, is complete and correct and sets forth in reasonable detail the calculation on a pro forma basis of the Loan Value of the Eligible Receivables.


         1.6. No Material Change. Since September 30, 1997 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.


         1.7. Disclosure. The Borrowers have provided the Agent with a true, correct and complete copy of the SEMCOR Stock Purchase Agreement. No information, schedule, exhibit or report or other document prepared and furnished by the Borrowers or any of their Subsidiaries to the Agent or any Lender in connection with the SEMCOR Stock Purchase Agreement or negotiation of this Agreement or any other Loan Document (or pursuant to the terms hereof or thereof), as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading. Nothing herein shall be deemed to constitute any representation by the Borrowers with respect to the accuracy of any representation or warranty under the SEMCOR Stock Purchase Agreement.


         1.8.  Incorporation  of  Representations  and  Warranties  from  Credit
Agreement. The representations and warranties contained in Section 6 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date this Agreement shall become effective and to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.


SEC1.9. Conditions to Approval. The agreements of each Lender contained herein are subject to the satisfaction, on or before the Acquisition Date, of the following conditions precedent:

         (a) Financial Statements. The Agent shall have received the financial statements described in subsections 3.1 and 3.2.

         (b) SEMCOR Stock Purchase Agreement. The Agent shall have received a true and correct copy, certified as to authenticity by ACS Inc., of the SEMCOR Stock Purchase Agreement and such Agreement shall remain in full force and effect.


         (c) Settlement Agreement and Release. The Agent shall have received a true and correct copy, certified as to authenticity by ACS Inc., of the Settlement Agreement and Release dated May 15, 1998 by and between SEMCOR, as Defendant and Lisa D. Washington, as Plaintiff and such Agreement and Release shall remain in full force and effect.


         (d) Department of Navy Letter. The Agent shall have received the letter from the Department of Navy relating to the subject matter of the Settlement Agreement and Release in form and substance satisfactory to the Agent .


         (e) Termination of Existing Credit Facilities. The Agent shall have received evidence reasonably satisfactory to it of repayment of any advances made by (i) First Union N.A. (fka CoreStates Bank) to SEMCOR and (ii) made by the Seller to SEMCOR and termination statements on form UCC-3, duly executed by Vincent G. Vidas and John S. Degnan releasing all of their liens filed with respect to SEMCOR.


         (f) Agreements. The Agent shall have received true and correct copies, certified as to authenticity by the Borrowers, of such documents or instruments as may be reasonably requested by the Agent.


         (g) No Default. No Default or Event of Default shall have occurred and be continuing on the date of this Agreement or after giving effect to the transactions contemplated by this Agreement.


         (h) Miscellaneous. The Agent shall have received such other opinions or documents as the Agent or the Majority Lenders through the Agent may reasonably request.


         SECTION 5.   AFFIRMATIVE COVENANTS


                  The Borrowers hereby jointly and severally agree that:




         1.10. SEMCOR/Loan Party. The requirements of subsection 7.12 of the Credit Agreement with respect to SEMCOR shall have been satisfied as of the close of business on the Acquisition Date.


         1.11. Assignments of Government Receivables. The Borrowers shall execute and deliver to the Agent, for the benefit of the Lenders, within thirty
(30) days after the Acquisition Date, all statements of assignment, in form and substance satisfactory to the Agent, which are deemed necessary by the Agent in connection with the assignment to the Agent by the Borrowers of the Government Receivables of SEMCOR that arise under Government Contracts existing as of the Acquisition Date, provided, however that the Borrowers shall not be required to execute and deliver such statements of assignment and/or notification with respect to Government Receivables of SEMCOR that arise (i) under a contract with a maximum ceiling value of $500,000 or less or (ii) under a contract (including all options, extensions and other like provisions with respect thereto) of six
(6) months or less remaining in duration as of the Acquisition Date. The failure by the Borrowers to assign such Government Receivables will be deemed to be a default under Section 9(c) of the Credit Agreement.


         1.12. Representations of SEMCOR. Notwithstanding anything contained in the Credit Agreement, the Joinder Agreement or any other Loan Document to the contrary:


         (a) for the period from the date hereof until the delivery of the Officer's Certificate described in paragraph (c) hereof, SEMCOR shall not be deemed to make any representation contained in the Credit Agreement or the Security Agreement;


         (b) the Borrowers hereby represent and warrant to the Agent and each Lender that each of the representations and warranties made by the Seller with respect to the "Company" (as therein defined) in the SEMCOR Stock Purchase Agreement are true and correct on and as of the date hereof;


         (c) on or before the thirtieth (30th) day after the Acquisition Date, SEMCOR shall deliver to the Agent and the Lenders a certificate of a Responsible Officer of SEMCOR certifying that each of the representations and warranties made by SEMCOR, as a Borrower under the Credit Agreement and under the Security Agreement, are true and correct in all material respects on and as of the date of such certificate;


         (d) the failure of SEMCOR to deliver the certificate described in paragraph (c) shall be an Event of Default under Section 9(c) of the Credit Agreement.


         1.13. General Information. The Agent shall have received such other opinions or documents as the Agent or the Majority Lenders through the Agent may reasonably request.


         SECTION 6.   FINANCIAL COVENANTS


                  The Borrowers hereby jointly and severally agree that:




         1.14. Debt. Notwithstanding anything contained in the Credit Agreement or any other Loan Document to the contrary, for the purpose of determining compliance with the negative covenant contained in 8.1(a) of the Credit Agreement, for any fiscal period, only seventy-five percent (75%) of deferred purchase price of property or services with respect to SEMCOR for such period shall be included in the calculation of Debt provided that if as of March 31, 1999 and/or the last day of any fiscal quarter thereafter, the EBITDA of SEMCOR would on an annualized pro forma basis equal EBITDA as of the Initial Earn Out Period (as defined in the SEMCOR Stock Purchase Agreement) or EBITDA as of the Second Earn Out Period (as defined in the SEMCOR Stock Purchase Agreement) then one hundred percent (100%) of the deferred purchase price of property or services with respect to SEMCOR for each such period thereafter shall be included in the calculation of Debt.


         1.15. EBIDA/EBITDA. Notwithstanding anything contained in the Credit Agreement or any other Loan Document to the contrary, for the purpose of determining compliance with the negative covenants contained in 8.1(a) and 8.1(b) of the Credit Agreement, for any fiscal period from March 31, 1998 until and including March 31, 1999, the following amounts shall be restored to the Consolidated Net Income or Consolidated Net Loss, as the case may be, in the calculation of EBIDA and EBITDA for ACS Inc.: (i) the amount attributable to payments to a former shareholder of SEMCOR which is set forth opposite the caption "payments to former stockholder" (or any like caption) on the consolidating income statement of ACS Inc., to the extent such amount is incurred prior to the Acquisition Date, and (ii) the amount attributable to SEMCOR owners' salaries in excess of the DCAA allowable amount which is set forth opposite the caption "amount paid to owners over DCAA allowable" (or any like caption) on the consolidating income statement of ACS Inc., to the extent such amount is incurred prior to the Acquisition Date.



         SECTION 7.   MISCELLANEOUS




         1.16. Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms. Whenever reference is made in any note, document, letter, conversation or Loan Document to the Credit Agreement, such reference shall be deemed to refer to the Credit Agreement as supplemented hereby.


         1.17. Joint and Several Liability. WHETHER OR NOT EXPRESSLY STATED HEREIN OR IN ANY OTHER LOAN DOCUMENT, ALL OBLIGATIONS OF THE BORROWERS (OR OF ANY BORROWER) HEREUNDER AND UNDER EACH OTHER LOAN DOCUMENT (WHETHER IN CONNECTION WITH LOANS, LETTERS OF CREDIT OR OTHER OBLIGATIONS) ARE JOINT AND SEVERAL OBLIGATIONS OF ALL BORROWERS.


         1.18. Maximum Amount of Joint and Several Liability. To the extent that applicable Law otherwise would render the full amount of the joint and several obligations of any Subsidiary of ACS Inc. hereunder and under the other Loan Documents invalid or unenforceable, such Subsidiary's obligations hereunder and under the Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that each Borrower's obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extend in accordance with the terms hereof or thereof, as if this subsection 7.3 were not a part of this Agreement.


         1.19. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Agent.


         1.20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


         1.21. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


         1.22. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.


         1.23. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrowers and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.


         1.24. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF VIRGINIA.